Exhibit 10.23.7

                      CBL & ASSOCIATES LIMITED PARTNERSHIP




                                October 17, 2005




The Contributors Listed on Schedule I of the Oak Park and Eastland Contribution Agreements and Joint Escrow Instructions and Property Owners under the Hickory Point and Eastland Medical Building Purchase and Sale Agreements and Joint Escrow Instructions


Ladies and Gentlemen:

The following summarizes the terms of our agreement with respect to the Oak Park and Eastland Contribution Agreements and Joint Escrow Instructions, of even date herewith (the "Contribution Agreements"), and the Hickory Point and Eastland Medical Building Purchase and Sale Agreements and Joint Escrow Instructions, of even date herewith (the "Sale Agreements").

1. In Section 3.2(y) of the Contribution Agreements, the average closing price of the common stock of CBL/REIT shall be deemed to be $38. Section 3.2(x) remains unchanged.

2. In Section 10.2(b) of the Contribution Agreements, CBL's specific enforcement rights shall be against Contributors, jointly and severally, as well as against Property Owner.

3. Contributors' address for receipt of notices shall be c/o the Contributor Representative at Lewis, Rice & Fingersh, L.C., One Petticoat Lane, 1010 Walnut, Suite 500, Kansas City, Missouri 64106, telecopier number 816-472-2500.

4. We mutually acknowledge having agreed to the release, delivery and effectiveness of the Contribution Agreements and Sale Agreements on October 17, 2005 and having given notice to


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such effect to the escrow agent.

If you agree to the foregoing, please countersign this letter in the space indicated below.

                                              Sincerely Yours,

                            CBL & Associates Limited Partnership
                            By: CBL Holdings I, Inc.
                            General Partner

                            By:          /s/ John N. Foy
                                 -----------------------------------------------
                            Name:                John N. Foy
                                  ----------------------------------------------
                            Title:           Vice Chairman & C.F.O.
                                     -------------------------------------------


We agree to the foregoing as of the date hereof.

By:    /s/ Jack Fingersh
         Jack Fingersh
         Contributor Representative